UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2020

REDWOOD TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-13759 (Commission File Number)	68-0329422 (I.R.S. Employer Identification No.)

One Belvedere Place
Suite 300
Mill Valley, California 94941
(Address of principal executive offices and Zip Code)

(415) 389-7373
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RWT	New York Stock Exchange

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2020, the Board of Directors of Redwood Trust, Inc. (the “Company”) announced that George W. Madison will join the Board of Directors effective as of July 1, 2020, to fill the vacancy created by the Board’s decision to increase the size of the Board from eight directors to nine. Mr. Madison will serve on the Board’s Audit Committee and Governance and Nominating Committee.

Mr. Madison, age 66, retired in March 2020, after serving as a partner at Sidley Austin LLP for six years, where he focused on financial institutions regulation and corporate governance issues on behalf of domestic and foreign financial firms and technology companies. Between April 2009 and June 2012, Mr. Madison served as the 30th General Counsel and chief law officer of the US Department of the Treasury and as a senior policy advisor and senior counselor to Treasury Secretary Timothy F. Geithner. Prior to April 2009, Mr. Madison served as Executive Vice President and General Counsel of TIAA-CREF and Executive Vice President, General Counsel and Corporate Secretary at Comerica Incorporated. Before working at TIAA and Comerica, Mr. Madison was a partner at Mayer Brown, LLP, and was the first African-American partner in the then 120-year history of the firm. Earlier in his career, Mr. Madison was associated with the law firm of Shearman & Sterling LLP in New York and served as a law clerk to the Honorable Nathaniel R. Jones at the U.S. Court of Appeals for the Sixth Circuit in Cincinnati. Mr. Madison holds a B.S. from New York University's Stern School of Business, an M.B.A. from Columbia Business School, and a J.D. from Columbia Law School, where he was the 2011 keynote commencement speaker.

Mr. Madison will receive compensation for his service as a director as described in the summary of compensation arrangements for non-employee directors set forth in the Company’s Proxy Statement for its 2020 Annual Meeting of Stockholders, a copy of which was filed with the SEC on April 27, 2020, including a pro rated amount of such compensation for his service from July 1, 2020 through the date of the Company’s 2021 Annual Meeting of Stockholders.

In connection with the appointment of Mr. Madison as a director, the Company and Mr. Madison will enter into an indemnification agreement, which generally requires the Company to indemnify and to advance expenses to Mr. Madison to the maximum extent permitted by Maryland law. A copy of this form of indemnification agreement is filed as Exhibit 10.28 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. A copy of the Company’s press release announcing the election of Mr. Madison is attached hereto as Exhibit 99.1.

Separately, on June 22, 2020, Garnet Kanouse, a Managing Director of the Company, voluntarily terminated his employment with the Company effective as of June 27, 2020.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press Release dated June 26, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 26, 2020	REDWOOD TRUST, INC.

	By:	/s/ Andrew P. Stone
Name: Andrew P. Stone
Title: Executive Vice President, General Counsel, and Secretary